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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of Psychiatric Solutions, Inc. for the registration of 6,000,000 shares of common stock, to be filed on or about October 30, 2003, and to the inclusion therein of our reports dated (i) March 7, 2003, with respect to the consolidated financial statements of Psychiatric Solutions, Inc. and (ii) May 2, 2003, with respect to the combined financial statements of The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc., and The Oaks Psychiatric Hospital, Inc. and to the incorporation by reference therein of our reports dated (iii) June 4, 2002, with respect to the financial statements of Holly Hill/Charter Behavioral Health System, L.L.C.; (iv) May 31, 2002, with respect to the combined financial statements of Cypress Creek Hospital, Inc., West Oaks Hospital, Inc., and Healthcare Rehabilitation of Austin, Inc.; and (v) June 21, 2002, with respect to the consolidated financial statements and schedule of PMR Corporation included in PMR Corporation's Annual Report (Form 10-K) for the year ended April 30, 2002, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP

October 30, 2003
Nashville, Tennessee